SECURITY AGREEMENT

          THIS SECURITY AGREEMENT ("Agreement") dated as of April 14, 1999 is entered into by Westell Technologies, Inc., a Delaware corporation ("Company"), Westell, Inc., an Illinois corporation and Westell International, Inc., a Delaware corporation (collectively, the "Debtors" and each individually a "Debtor"), and Castle Creek Technology Partners LLC ("Secured Party").

                                    Recitals:

          A. Company has entered into a certain Securities Purchase Agreement of even date herewith between Company and Secured Party, pursuant to which Secured Party has agreed, subject to the terms and conditions thereof, to purchase a certain 6% Subordinated Convertible Debenture of even date (as amended, restated or otherwise modified and in effect from time to time the "Debenture").

          B. It is a condition precedent to the purchase of the Debenture that Debtors shall have granted the security interest contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and to induce Secured Party to purchase the Debenture and to make the Loans to Company thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Definitions. Capitalized terms used herein without definition are used herein as defined in the Debenture. In addition, the following terms shall have the following meanings:

               "Accounts" shall mean any "account," as such term is defined in the Uniform Commercial Code.

               "Account Debtor" shall mean the Person who is or may be obligated to any Debtor under, with respect to or on account of an Account, an Instrument, a General Intangible or other Collateral.

               "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Uniform Commercial Code.

               "Collateral" is defined in Section 2 hereof.

               "Contracts" shall mean all contracts, undertakings or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

               "Copyrights" shall mean any of each Debtor's copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and applications listed on Schedule 3 attached hereto, and all renewals of any of the foregoing, all income, royalties, damages and payments now or hereafter due or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

               "Documents" shall mean any "documents," as such term is defined in the Uniform Commercial Code.

               "Equipment"  shall mean any "equipment," as such term is defined

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     in the Uniform Commercial Code and shall include fixtures, motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

               "Event of Default" means an Event of Failure under the Debenture after expiration of any cure periods.

               "General Intangibles" shall mean any "general intangibles," as such term is defined in the Uniform Commercial Code and shall include, without limitation, all right, title and interest in or under any Contract, drawings, materials and records, claims, literary rights, goodwill, rights of performance, Copyrights, Trademarks, patents, warranties, rights under insurance policies and rights of indemnification.

               "Goods" shall mean any "goods," as such term is defined in the Uniform Commercial Code.

               "Instruments" shall mean any "instrument," as such term is defined in the Uniform Commercial Code and shall include, without limitation, promissory notes, drafts, bills of exchange, trade acceptances, letters of credit and Chattel Paper.

               "Inventory" shall mean any "inventory," as such term is defined in the Uniform Commercial Code.

               "Investment Property" shall mean any "investment property," as such term is defined in the Uniform Commercial Code, other than shares or other equity interests of non-U.S. subsidiaries.

               "LaSalle" means LaSalle National Bank or its successors or assigns or replacements of holders of Permitted Senior Indebtedness under clause (i) of the definition of such Permitted Senior Indebtedness.

               "Obligations" shall mean all obligations of the Company under the Debenture, the PIK Debentures and the Cap Debenture including, without limitations, the Company's obligation to pay principal and interest and to redeem the Debentures.

               "Patents" shall mean any of each Debtor's patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule 4 attached hereto, and the reissues, divisions, continuation, renewals, extensions and continuations-in-part of any of the foregoing, and all income, royalties, damages and payments now or hereafter due or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

               "Permitted Senior Indebtedness" shall have the meaning given to it in the Securities Purchase Agreement.

               "Proceeds" shall mean "proceeds," as such term is defined in the Uniform Commercial Code and shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments, in any form whatsoever, made or due and payable from time to time in connection with any confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority, and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.

               "Subordination Agreement" means that certain Subordination Agreement between Secured Party and LaSalle National Bank of even date herewith and any successor subordination agreement executed by Secured

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     Party and LaSalle.

               "Trademarks" shall mean any of each Debtor's trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, the trademarks and applications listed on Schedule 5 attached hereto and renewals thereof, and all income, royalties, damages and payments now or hereafter due or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing.

               "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois; provided, however, if, by reason of mandatory provisions of law, the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          2. Grant of Security Interest. As collateral security for the prompt payment, performance and observance in full of the Obligations, each Debtor hereby pledges and grants to Secured Party, a Lien on and security interest in and to all of such Debtor's right, title and interest in the following property and interests in property, whether now owned or hereafter acquired by such Debtor and wherever located (collectively, the "Collateral"):

               (a)  all Accounts;

               (b)  all Inventory;

               (c)  all General Intangibles;

               (d) all Instruments, together with all payments thereon or thereunder;

               (e)  all Equipment;

               (f)  all Documents;

               (g)  all Contracts;
               (h)  all Goods;

               (i) all Investment Property including without limitation all shares of stock in Westell, Inc. and Westell International, Inc., but except shares of stock of Conference Plus, Inc.;

               (j) all bank and depositary accounts maintained by each Debtor, all funds on deposit therein, all investments arising out of such funds, all claims thereunder or in connection therewith, and all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of such accounts;

               (k) all other tangible and intangible property of Debtor, including without limitation, all Proceeds, products, accessions, rents, profits, income, benefits, substitutions, additions and replacement of and to any of the property described in this Section 2 including, without limitation, any proceeds of insurance thereon and all rights, claims and benefits against any Person relating thereto) and all books,

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     correspondence files, records, invoices and other papers, including, without limitation, all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of each Debtor or any computer bureau or service company from time to time acting for each Debtor.

          3. Representations, Warranties and Covenants of Debtor. Each Debtor represents and warrants to, and covenants with, Secured Party as follows:

               (a) Debtor is and will be the owner of the Collateral and no Lien other than Liens securing Permitted Senior Indebtedness and liens that are Permitted Liens under the Loan Agreement pertaining to Permitted Senior Indebtedness exists or will exist upon such Collateral at any time.

               (b) This Agreement is effective to create in favor of Secured Party a valid security interest in and Lien upon all of Debtor's right, title and interest in and to the Collateral and, upon the filing of appropriate Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 1 attached hereto, such security interest will be duly perfected in all of the Collateral (other than Instruments not constituting Chattel Paper, Investment Property, deposit accounts and cash and Patents and Trademarks), and upon delivery of the Instruments and Investment Property to LaSalle, duly endorsed by Debtor or accompanied by appropriate instruments of transfer duly executed by Debtor, the security interest in the Instruments will be duly perfected in accordance with the provisions of the Subordination Agreement.

               (c) All of the Equipment, Inventory and Goods are located at the places specified on Schedule 1 attached hereto. Except as disclosed on
     Schedule 1, none of the Collateral is in the possession of any bailee, warehouseman, processor or consignee. The chief place of business, chief executive office and the office where Debtor keeps its books and records are located at the place specified on Schedule 1. Debtor does not do business and has not done business under any trade name or fictitious business name except as disclosed on Schedule 2 attached hereto.


               (d) All information heretofore, herein or hereafter furnished to Secured Party by or on behalf of Debtor with respect to the Collateral is and will be accurate and complete in all material respects.

          4. Agreements of Debtor. Subject to the provisions of the Subordination Agreement and to Debtors' agreement under Security Agreement pertaining to the Permitted Senior Indebtedness Debtor hereby agrees with Secured Party as follows:

               (a) Delivery of Instruments. Instruments shall be held by LaSalle, and Secured Party's interest therein shall be governed by the provisions of the Subordination Agreement (or other intercreditor letter as to Collateral held by LaSalle).

               (b) Other Documents and Actions. Debtors shall give, execute, deliver, file or record any financing statement, notice, instrument, agreement or other document that may be necessary or desirable in the reasonable judgment of Secured Party to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Secured Party to exercise and enforce the rights of Secured Party hereunder with respect to such security interest.

               (c) Books and Records. Debtors shall maintain at their own cost and expense complete and accurate books and records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default, Debtors shall deliver any such books

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     and records, or true and correct copies thereof, to Secured Party at any time on demand. Debtors shall permit any representative of Secured Party to inspect such books and records at any time during reasonable business hours and shall provide photocopies thereof at Debtors' expense to Secured Party upon the request of Secured Party.

               (d) Notice to Account Debtors; Verification. (i) Upon the occurrence and during the continuance of any Event of Default, upon request of Secured Party, Debtors shall promptly notify (and each Debtor hereby authorizes Secured Party so to notify) each Account Debtor in respect of any Accounts or Instruments that such Collateral has been assigned to Secured Party and that any payments due or to become due in respect of such Collateral are to be made directly to the party having a senior lien on a security interest in such collateral, and (ii) Secured Party shall have the right at any time or times to make direct verification with the Account Debtors of any and all of the Accounts.

               (e) Intellectual Property. If any Debtor shall (i) obtain rights to any patentable inventions, Copyrights, Patents or Trademarks not listed on Schedule 3, 4 or 5, or (ii) become entitled to the benefit of any Copyrights, Patents or Trademarks or any improvements on any Patent, the provisions of this Agreement shall automatically apply thereto and Debtor shall give Secured Party prompt written notice thereof. Each Debtor hereby authorizes Secured Party to modify this Agreement by amending Schedules 3, 4 and 5, as applicable, to include any such Copyrights, Patents and Trademarks.

               (f) Further Identification of Collateral. Each Debtor shall, when and as often as reasonably requested by Secured Party, furnish to Secured Party, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

               (g) Investment Property. The Investment Property will be held by LaSalle, and Secured Party's interest therein shall be governed by the provisions of the Subordination Agreement (or other intercreditor letter as to Collateral held by LaSalle).

               (h) Compliance with Loan Documents. Each Debtor shall comply with the provisions of the Loan Documents applicable to the Collateral, including, without limitation, maintenance of insurance, restrictions on dispositions and providing Secured Party the right to inspections with respect to the Collateral.

               (i) Other Liens. Each Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and shall defend the right, title and interest of Secured Party in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.

               (j) Preservation of Rights. Whether or not any Event of Default has occurred or is continuing, Secured Party may, but shall not be required to, take any actions Secured Party reasonably deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral, including obtaining insurance on the Collateral at any time when Debtors has failed to do so, and each Debtor shall promptly pay, or reimburse Secured Party for, all expenses incurred in connection therewith.

               (k) Changes in Name; Location. Each Debtor shall notify Secured Party promptly in writing prior to any change in Debtor's name, identity or corporate structure or the proposed use by such Debtor of any trade name or fictitious business name other than any such name set forth on Schedule 2 attached hereto. Each Debtor shall keep the Collateral at the locations specified in any Schedule 1 and shall give Secured Party 30

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     days' prior written notice of any change in any Debtor's chief place of business or of any new location for any of the Collateral.

               (l)  Intentionally Omitted

               (m) Collection of Accounts. Until notice from Secured Party to the contrary, given at any time after the occurrence and during the continuance of any Event of Default, each Debtor shall, at its own expense, endeavor to collect all amounts due with respect to any of the Accounts and shall take such action with respect to such collection as such Debtor may deem advisable.

               (n) Proceeds of Collateral. Subject to the provisions of the Subordination Agreement, upon demand therefor by Secured Party at any time following the occurrence and during the continuance of any Event of Default, each Debtor shall, forthwith upon receipt, transmit and deliver to Secured Party, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money which may be received by Debtor at any time in payment or otherwise as proceeds of any Collateral. Any such items which may be so received by such Debtors shall not be commingled by Debtors with any of its other funds or property but, until delivery to Secured Party, shall be held separate and apart from such other funds and property and in trust for Secured Party.

          5. Remedies. Subject to the rights of any holders of Permitted Senior Indebtedness, and pursuant to the provisions of the Subordination Agreement, during the period during which an Event of Default shall have occurred and be continuing:

               (a) Secured Party shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a Secured Party upon default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral) and Lender may, without notice, demand or legal process of any kind except as may be required by law, at any time or times
     (i) enter any Debtor's premises and take physical possession of the Collateral and maintain such possession on such Debtor's premises, at no cost to Lender, or remove the Collateral or any part thereof to such other place or places as Secured Party may desire, (ii) require any Debtor to, and such Debtor hereby agrees to, assemble the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Secured Party and such Debtor and (iii) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of Secured Party or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Each Debtor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to such Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned;

               (b) Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments or otherwise modify the terms of, any of the Collateral; and

               (c) Secured Party may, in the name of Secured Party or in the name of Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange

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     for any of the Collateral, but shall be under no obligation to do so.

          6. Deficiency; Application of Proceeds. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Company shall remain liable for any deficiency. Subject to the provisions of the Subordination Agreement, the proceeds of any collection, sale or other realization of all or any part of the Collateral shall be applied: first, to payment of all expenses payable or reimbursable by Company under the Debenture; second, to payment of all accrued unpaid interest on the Debenture; third, to payment of principal of the Debenture; fourth, to payment of any other amounts owing constituting Obligations; and last, any remainder shall be for the account of and paid to Company.

          7. Power of Attorney. Subject to the provisions of the Subordination Agreement, each Debtor hereby irrevocably constitutes and appoints Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in the discretion of Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Debtor, without notice to or assent by Debtor, to do the following upon the occurrence and during the continuance of an Event of Default:

               (a) to ask, demand, collect, receive and acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of Debtor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notices acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral;

               (b) to pay or discharge charges or Liens levied or placed on or threatened against the Collateral, other than Permitted Liens, to effect any insurance required by the terms of the Credit Agreement and to pay all or any part of the premiums therefor;

               (c) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to become due thereunder directly to Secured Party or as Secured Party may direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due in respect of or arising out of any Collateral;

               (d) to sign and indorse any invoices, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Documents constituting or relating to the Collateral;

               (e) to commence and prosecute any suits, actions or proceedings to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

               (f) to defend any suit, action or proceeding brought against Debtor with respect to any Collateral;

               (g) to settle, compromise or adjust any such suit, action or

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     proceeding as it relates to the Collateral and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate;

               (h) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Debtor in and under the Contracts hereunder and other matters relating thereto;

               (i) to execute, in connection with any sale of Collateral provided for in Section 5 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

               (j) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes and to do, at Secured Party's option and at Debtor's expense, at any time or from time to time, all acts and things which Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and Secured Party's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

     Each Debtor hereby ratifies, to the extent permitted by law, all actions that such attorneys lawfully take or cause to be taken by virtue hereof. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full and the Debenture, the PIK Debenture and the Cap Debentures are terminated.

          8. Termination. This Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Debenture, the PIK Debenture and the Cap Debentures and the full and complete performance and indefeasible satisfaction of all Obligations (regardless of whether the Debenture, the PIK Debenture and the Cap Debentures shall have earlier terminated); provided, however, that Debtors may sell Collateral free and clear of the Lien and securities interests granted herein if (i) such sale is permitted by the holders of the Permitted Senior Indebtedness and (ii) such sale is a bona fide sale made to a third party that is not an affiliate of any Debtor or a holder of Permitted Senior Indebtedness. Upon the termination of this Agreement, Secured Party shall forthwith cause to be assigned, transferred and delivered free and clear of the Lien created herein, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to or on the order of Debtor.

          9. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtors, each Debtor shall promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as Secured Party may reasonably require in order for Secured Party to obtain the full benefits of this Agreement, including, without limitation, using Debtor's best efforts to secure all consents and approvals necessary or appropriate for the assignment to Secured Party of any Collateral held by Debtors or in which each Debtors has any rights not heretofore assigned, the filing of any financing or continuation statements under the Uniform Commercial Code with respect to the Liens and security interests granted hereby, transferring Collateral to LaSalle's possession if a security interest in such Collateral can be perfected by possession, placing the interest of Secured Party as lienholder on the certificate of title of any motor vehicle and obtaining waivers of liens from landlords and mortgagees. Each Debtor further hereby authorizes Secured Party to file any such financing or continuation statement without the signature of Debtor to the extent permitted by law.

          10. Limitation on Duty of Secured Party. The powers conferred on Secured Party under this Agreement are solely to protect the Secured Party's interest in the Collateral and shall not impose any duty upon it

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     to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any of the Collateral. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither Secured Party nor any of their respective officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for gross negligence or willful misconduct. Without limiting the foregoing, Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which Secured Party, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that Secured Party shall have no responsibility for taking any necessary steps, other than steps taken in accordance with the standard of care set forth above, to preserve rights against any Person with respect to any Collateral.

          11. Debtor to Remain Liable. Without limiting the generality of
     Section 10, Secured Party shall have no obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to Secured Party of a security interest therein or assignment thereof or the receipt by Secured Party of any payment relating to any Contract or licence hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Debtor under or pursuant to any Contract or license, or to make any payment or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount which may have been assigned to it or to which it may be entitled at any time or times.

          12.  Miscellaneous.

               (a) No Waiver. No failure on the part of Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

               (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the choice of law principles thereof.

               (c) Notices. All notices, demands and requests that any party is required or elects to give to any other party shall be given in accordance with the provisions of the Debenture.

               (d) Amendments. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Debtor and Secured Party.

               (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, provided, that Debtor shall not assign or transfer its rights hereunder without the prior written consent of Secured Party.

               (f) Counterparts; Headings. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

               (g) Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible, and the invalidity or unenforceability of any provision in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

               (h) Other Documents. This Agreement supplements the Debenture and nothing in this Agreement shall be deemed to limit or supersede the rights granted to Secured Party in any Debenture. If any item of Collateral hereunder also constitutes collateral granted to Secured Party under any other mortgage, agreement or instrument, in the event of any conflict between the provisions of this Agreement and the provision of such other mortgage, agreement or instrument, the provision or provisions selected by Secured Party shall control with respect to such Collateral. In the event of any conflict between any provision of this Agreement and any provision of the Debenture, the provisions of the Debenture shall control to the extent of such inconsistency.

               (i) Other Debentures. The Debenture is one of a duly authorized issuance of _________________ Dollars ($_________) aggregate principal amount of Subordinated Convertible Debentures of the Company referred to in the Securities Purchase Agreement dated April 14, 1999, among the Company and the initial Holders, each of which shall be secured by the Collateral. The lien and securities interests held by the Holders of each of the series of Debentures shall be held pro-rata regardless of the time of perfection or attachment of the Security interests.

          13. SUBMISSION TO JURISDICTION. EACH DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF SECURED PARTY TO BRING PROCEEDINGS AGAINST DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY DEBTOR AGAINST SECURED PARTY OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT SITTING IN COOK COUNTY, ILLINOIS.

          14. WAIVER OF JURY TRIAL. EACH DEBTOR AND SECURED PARTY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. DEBT, LENDERS AND SECURED PARTY EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

                                      * * * * *

          IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered as of the date first written above.

                                    DEBTORS:

                                   WESTELL TECHNOLOGIES, INC.


                                   By:
                                        ------------------------------------
                                         Name:
                                         Title:


                                  WESTELL INC.


                                   By:
                                        ------------------------------------
                                         Name:
                                         Title:



                                   WESTELL INTERNATIONAL, INC.


                                   By:
                                        ------------------------------------
                                         Name:
                                         Title:



                                  SECURED PARTY


                                   By:
                                        ------------------------------------
                                         Name:
                                         Title:



                                   SCHEDULE 1

                    FILING JURISDICTIONS AND COLLATERAL LOCATIONS


     FILING JURISDICTIONS



     COLLATERAL LOCATIONS




                                   SCHEDULE 2

                                      NAMES

                                   SCHEDULE 3

                                   COPYRIGHTS



                                   SCHEDULE 4

                                     PATENTS




                                   SCHEDULE 5

                                   TRADEMARKS

     TRADEMARK REGISTRATIONS

     FEDERAL TRADEMARKS

     Mark                     Registration No.                   Date





     STATE TRADEMARKS

     Mark                     Registration No.                   Date






                             TRADEMARK APPLICATIONS


     Mark                Trademark Application No.               Date Applied